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                                                                    EXHIBIT 99.1

                          [KULICKE & SOFFA LETTERHEAD]

NEWS for Immediate Release


                   KULICKE & SOFFA INDUSTRIES, INC. ANNOUNCES
                  EFFECTIVENESS OF SHELF REGISTRATION STATEMENT

Willow Grove, PA (October 5, 2001)- Kulicke & Soffa Industries Inc. (Nasdaq:
KLIC) today announced that a registration statement on Form S-3 registering its 5-1/4% Convertible Subordinated Notes due August 2006 (and the shares of common stock of Kulicke & Soffa issuable upon the conversion of the Notes) for resale was declared effective yesterday by the Securities and Exchange Commission.

As previously announced, the notes were issued in a private placement in August 2001. Kulicke & Soffa will not receive any of the proceeds from any resale of the Notes that may be made under the registration statement. This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities.

Kulicke & Soffa designs, manufactures and markets capital equipment, packaging materials and test interconnect solutions and provides flip chip bumping services for sale to companies that manufacture and assemble semiconductor devices. Kulicke & Soffa also services, maintains, repairs and upgrades assembly equipment, licenses its flip chip bumping process technology and is developing high density interconnect substrates.

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CONTACT

Nancy R. Kyle
Director, Investor Relations
215-784-6436 phone
215-784-6167 fax
nkyle@kns.com